Exhibit 99.1

	Contact: Trans World Entertainment John J. Sullivan EVP, Chief Financial Officer (518) 452-1242	Contact: Financial Relations Board Marilynn Meek (mmeek@frbir.com) (212) 827-3773
38 Corporate Circle
Albany, NY 12203

www.twec.com	NEWS RELEASE

TRANS WORLD ENTERTAINMENT ANNOUNCES EXPIRATION OF SHAREHOLDERS RIGHTS AGREEMENT

          Albany, NY, August 2, 2010 — Trans World Entertainment Corporation (Nasdaq: TWMC) today announces that the Company’s Shareholders Rights Plan expired in accordance with its terms on July 31, 2010. The Company currently does not have any plans to adopt a new shareholders’ rights plan.

          Robert J. Higgins, Trans World’s Chairman and Chief Executive Officer, said, “The Board’s actions are part of Trans World’s corporate governance policies and practices, and followed an in-depth evaluation of the issue by the Board and careful consideration of shareholder sentiment.”

          Trans World Entertainment is a leading specialty retailer of entertainment software, including music, video and video games and related products. The Company operates retail stores in the United States, the District of Columbia, the U.S. Virgin Islands, and Puerto Rico, primarily under the names f.y.e. for your entertainment and Suncoast and on the web at www.fye.com, www.wherehouse.com, www.secondspin.com and www.suncoast.com.

Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.